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           BlackRock New Jersey Municipal Income Trust (the "Fund")
                              File No. 811-10335
  Item No. 77Q1(a) (Copies of Material Amendments to Registrant's Charter or
                            By-laws) -- Attachment

Attached please find as an exhibit under Sub-Item 77Q1(a) of Form N-SAR, a copy of the Amendment to the Statement of Preferences of Variable Rate Muni Term Preferred Shares filed with the books and records of the Fund on April 13, 2016.

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                                                                Exhibit 77Q1(a)

                  BLACKROCK NEW JERSEY MUNICIPAL INCOME TRUST

                                 AMENDMENT TO
                          STATEMENT OF PREFERENCES OF
           VARIABLE RATE MUNI TERM PREFERRED SHARES ("VMTP SHARES")
                             DATED MARCH 21, 2012
                       (THE "STATEMENT OF PREFERENCES")

   The undersigned officer of BlackRock New Jersey Municipal Income Trust (the "Trust"), a Delaware statutory trust, hereby certifies as follows:

   1. The Board of Trustees of the Trust (with the consent of the Holders (as defined in the Statement of Preferences) of the VMTP Shares required under
Section 5 of the Statement of Preferences) has adopted resolutions to amend the Statement of Preferences as follows:

   Appendix A to the Statement of Preferences is deleted in its entirety and replaced with the Appendix A attached hereto.

   2. Except as amended hereby, the Statement of Preferences remains in full force and effect.

   3. A copy of this amendment shall be lodged with the records of the Trust and filed in such places as the Trustees deem appropriate.

                           [SIGNATURE PAGE FOLLOWS]

                      Signature Page to the BNJ Amendment

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   IN WITNESS WHEREOF, BlackRock New Jersey Municipal Income Trust has caused these presents to be signed as of April 13, 2016 in its name and on its behalf by its Vice President and attested by its Secretary. Said officers of the Trust have executed this amendment as officers and not individually, and the obligations and rights set forth in this amendment are not binding upon any such officers, or the trustees or shareholders of the Trust, individually, but are binding only upon the assets and property of the Trust.

                                     BLACKROCK NEW JERSEY MUNICIPAL INCOME TRUST

                                     By:  /s/ Jonathan Diorio
                                          --------------------------------------
                                          Name:   Jonathan Diorio
                                          Title:  Vice President

ATTEST:

/s/ Janey Ahn
----------------------------------
Name:   Janey Ahn
Title:  Secretary

                      Signature Page to the BNJ Amendment

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                                                                     APPENDIX A

                                ELIGIBLE ASSETS

   On the Closing Date and at all times thereafter that the VMTP Shares are
Outstanding:

   1. All assets in the Fund consist of "Eligible Assets", defined to consist only of the following as of the time of investment:

      (a) Debt obligations

          (i) "Municipal securities," defined as obligations of a State, the District of Columbia, a U.S. territory, or a political subdivision thereof and including general obligations, limited obligation bonds, revenue bonds, and obligations that satisfy the requirements of section 142(b)(1) of the Internal Revenue Code of 1986 issued by or on behalf of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including any municipal corporate instrumentality of 1 or more States, or any public agency or authority of any State, the District of Columbia, any U.S. territory or any political subdivision thereof, including obligations of any of the foregoing types related to financing a 501(c)(3) organization. The purchase of any municipal security will be based upon the Investment Adviser's assessment of an asset's relative value in terms of current yield, price, credit quality, and future prospects; and the Investment Adviser will monitor the creditworthiness of the Fund's portfolio investments and analyze economic, political and demographic trends affecting the markets for such assets. Eligible Assets shall include any municipal securities that at the time of purchase are paying scheduled principal and interest or if at the time of purchase are in payment default, then in the sole judgment of the Investment Adviser are expected to produce payments of principal and interest whose present value exceeds the purchase price.

          (ii) Debt obligations of the United States.

          (iii) Debt obligations issued, insured, or guaranteed by a department or an agency of the U.S. Government, if the obligation, insurance, or guarantee commits the full faith and credit of the United States for the repayment of the obligation.

          (iv) Debt obligations of the Washington Metropolitan Area Transit Authority guaranteed by the Secretary of Transportation under Section 9 of the National Capital Transportation Act of 1969.

          (v) Debt obligations of the Federal Home Loan Banks.

          (vi) Debt obligations, participations or other instruments of or issued by the Federal National Mortgage Association or the Government National Mortgage Association.

          (vii) Debt obligations which are or ever have been sold by the Federal Home Loan Mortgage Corporation pursuant to sections 305 or 306 of the Federal Home Loan Mortgage Corporation Act.

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          (viii) Debt obligations of any agency named in 12 U.S.C. (S)
   24(Seventh) as eligible to issue obligations that a national bank may underwrite, deal in, purchase and sell for the bank's own account, including qualified Canadian government obligations.

          (ix) Debt obligations of issuers other than those specified in
   (i) through (viii) above that are "investment grade" and that are "marketable." For these purposes, an obligation is:

       (aa) "marketable" if:

                    .  it is registered under the Securities Act;

                    . it is offered and sold pursuant to Securities and Exchange Commission Rule 144A; 17 CFR 230.144A; or

                    . it can be sold with reasonable promptness at a price that corresponds reasonably to its fair value; and

       (bb) "investment grade" if:

                    . the obligor had adequate capacity, as determined by the Investment Adviser in its sole discretion, to meet financial commitments under the security for the projected life of the asset or exposure, which capacity is presumed if the risk of default by the obligor is low and the full and timely repayment of principal and interest is expected.

          (x) Certificates or other securities evidencing ownership interests in a municipal bond trust structure (generally referred to as a tender option bond structure) that invests in (a) debt obligations of the types described in (i) above or (b) depository receipts reflecting ownership interests in accounts holding debt obligations of the types described in
   (i) above.

          (xi) An asset shall not lose its status as an Eligible Asset solely by virtue of the fact that:

                    . it provides for repayment of principal and interest in any form including fixed and floating rate, zero interest, capital appreciation, discount, leases, and payment in kind; or

                    .  it is for long-term or short-term financing purposes.

       (b) Derivatives

          (i) Interest rate derivatives;

          (ii) Swaps, futures, forwards, structured notes, options and swaptions related to Eligible Assets or on an index related to Eligible Assets; or

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          (iii) Credit default swaps.

       (c) Other Assets

          (i) Shares of other investment companies (open- or closed-end funds and ETFs) the assets of which consist entirely of either (a) Eligible Assets, or (b) "Eligible securities" permitted for investment by a "Tax exempt fund" as defined under SEC Rule 2a-7, based on the Investment Adviser's assessment of the assets of each such investment company taking into account the investment company's most recent publicly available schedule of investments and publicly disclosed investment policies.

          (ii) Cash.

          (iii) Repurchase agreements on assets described in A above.

          (iv) Taxable fixed-income securities, for the purpose of influencing control of an issuer whose municipal bonds (a) the Fund already owns and
   (b) have deteriorated or are expected shortly to deteriorate that such investment should enable the Fund to better maximize its existing investment in such issuer, provided that the Fund may invest no more than 0.5% of its total assets in such securities.

       (d) Other assets, upon written agreement of Wells Fargo that such assets are eligible for purchase by Wells Fargo.

   2. The Fund has instituted policies and procedures that it believes are sufficient to ensure that the Fund comply with the representations, warranties and covenants contained in this Exhibit B to the Agreement.

   3. The Fund will, upon request, provide Wells Fargo and its internal and external auditors and inspectors as Wells Fargo may from time to time designate, with all reasonable assistance and access to information and records of the Fund relevant to the Fund's compliance with and performance of the representations, warranties and covenants contained in this Exhibit B to the Agreement, but only for the purposes of internal and external audit.